SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2011

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

22762 Westheimer Parkway
Suite 515
Katy, Texas 77450
(Address of Principal Executive Offices)

(832) 437-0329
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), previously reported in its current report on Form 8-K, filed on January 25, 2011, that it completed an offering to accredited non-U.S. investors, and in connection with the offering issued an aggregate of 7,280 shares of the Company’s Series D Convertible Preferred Stock, par value $.0001 per share (the “Shares”).  The Shares are convertible into 7,280,000 shares of the Company’s common stock, automatically upon the effectiveness of an amendment to the Company’s articles of incorporation increasing its authorized common stock to not less than 125 million shares.

On March 7, 2011, the Company filed with the Secretary of State of the State of Delaware an amendment to the Company’s articles of incorporation increasing its authorized common stock to 150 million shares.  A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Accordingly, the Shares have automatically converted into 7,280,000 shares of the Company’s common stock.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

4.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glen Rose Petroleum Corporation

Date: March 9, 2011	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
Chief Executive Officer

Exhibits

4.1	Certificate of Amendment to Articles of Incorporation.